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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-23605 of Il Fornaio (America) Corporation of our report dated March 3, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


     /s/ DELOITTE & TOUCHE LLP
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        DELOITTE & TOUCHE LLP

San Francisco, California

September 12, 1997